Exhibit 99.2

For Immediate Release

November 2, 2004

                    Western Wireless Corporation
                    3650 131st Ave. SE
                    Bellevue, WA 98006
                    (425) 586-8700

Western Wireless Delays Release of Third Quarter Financial Results
and Announces Plan to Amend Certain Prior Period Filings

     BELLEVUE, WA (November 2, 2004) — Western Wireless Corporation (NASDAQ: WWCA), a leading provider of wireless communications services to rural America, announced today that it is delaying the release of its third quarter 2004 financial results originally scheduled for distribution on November 3, 2004 and its financial results conference call also scheduled for that day. Western Wireless plans to release its operating results for the third quarter of 2004 on November 8, 2004 and will host its financial results conference call at 2:00 p.m. PST on that day. Dial in information for the call can be found at the end of this release.

     Western Wireless has changed the date of its financial results announcement after management determined that the accounting for certain direct labor costs associated with network construction at its international operations required correction. In discussions with its independent auditors, Western Wireless has determined that certain of these costs should have been capitalized. This correction will result in an increase to consolidated net income for the years 2001 through 2004. Western Wireless will also correct the accounting for certain non-cash charges originally recognized in the first quarter of 2004. This correction will reduce net income in 2003 but increase net income in 2004 by the same amount. Western Wireless is also evaluating whether certain other adjustments recorded in the years ended December 31, 2001, 2002 and 2003 should have been recorded in a different period. Western Wireless will amend its Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and its Quarterly Reports on Form 10-Q for the first and second quarters of 2004.

     Conference Call and Quarterly Report

     On November 8, 2004 at 2:00 p.m. PST, Western Wireless will host a conference call to discuss third quarter results. The dial-up number for the call is 888/829-8669. The access code is the phrase “Western Wireless”. A separate dial-up replay number will be available beginning at 4:00 p.m. PST on November 8, 2004 until midnight PST on Wednesday, November 17, 2004. The replay number is 866/383-3164 and the access code is 5703. Investors can also access the live conference call and the conference call replay, as well as view this press release, through the investor relations link on the Western Wireless website at www.wwireless.com.

     Western Wireless will file a Form 12b-25 with the Securities and Exchange Commission extending the time to file its Quarterly Report on Form 10-Q for the third quarter of 2004 to November 15, 2004, and expects to file this Quarterly Report together with the amendments on that day.

About Western Wireless Corporation

     Western Wireless Corporation, located in Bellevue, Washington, serves over 1.3 million subscribers in 19 western states under the Cellular One® and Western Wireless® brand names. Through its subsidiaries and operating joint ventures, Western Wireless offers service in seven foreign countries.

     This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements regarding the Company’s plans, intentions and expectations. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made. Such statements are inherently subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from those expected or implied by the forward-looking statements. These factors include general economic and business conditions nationally, internationally and in the regions and countries in which we operate; demographic changes; technology changes; increased competition; changes in business strategy or development plans; our high leverage and our ability to access capital markets; our ability to attract and retain qualified personnel; existing governmental regulations and changes in, or the failure to comply with, governmental regulations; our ability and the cost of acquiring additional spectrum licenses; and product liability and other claims asserted against us. A more extensive discussion of the risk factors that could impact these areas and the Company’s overall business and financial performance can be found in the Company’s public offering prospectuses and its reports filed with the Securities and Exchange Commission. Given these factors, investors and analysts should not place undue reliance on forward-looking statements.

For further information contact:
Investment Community:	Media:
Steve Winslow	John Snyder
Western Wireless Corporation	Snyder Investor Relations
(800) 261-5960	(206) 262-0291
steve.winslow@wwireless.com	jsnyder@snyderir.com